UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2022

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On November 28, 2022, the Board of Directors (the “Board”) of Berry Corporation (bry) (“Berry Corp.”) and Arthur “Trem” Smith, Berry Corp.’s current Board Chair, Chief Executive Officer and President, mutually agreed that Mr. Smith will step down from his roles as President and Chief Executive Officer of Berry Corp. and will transition to the position of Executive Chair of the Board effective January 1, 2023. The Compensation Committee of the Board (the “Committee”) approved an Executive Chairman Agreement, effective as of January 1, 2023, with respect to Mr. Smith’s service as Executive Chairman, which among other things provides for the following compensation, effective January 1, 2023: (i) a base salary of $650,000, (ii) subject to repayment under certain termination scenarios occurring within the Initial Term (as such term is defined in the Executive Chair Agreement), a retention bonus of $2,600,000 (“Retention Payment”), (iii) an annual short-term incentive cash compensation bonus in an expected target amount of $350,000, and (iv) an annual long-term incentive equity grant in an expected target amount of $500,000 pursuant to Berry Corp.’s omnibus incentive plan. In the event Mr. Smith’s employment is terminated (a) prior to the end of the Initial Term by the Company for reasons other than Cause (as defined in the Executive Chairman Agreement) or by Executive for Good Reason (as defined in the Executive Chairman Agreement), or (b) at the end of the Initial Term due to notice of non-renewal by the Company for reasons other than Cause provided that at the time that the Company provided written notice to Executive of its intent to terminate this Agreement the definitive documentation for a Sale of Berry Corporation (as such term is defined in the Executive Chair Agreement) has been executed, and such termination occurs within three-months prior to a change in control of Berry Corp. or within twelve-months following a change in control of control of Berry Corp., Mr. Smith will be entitled to receive a severance payment of $1,300,000 (“Change in Control Payment”). The Retention Payment reflects the cash-based severance amount that Mr. Smith is entitled to receive under his original employment agreement (which will terminate immediately with no further obligations owed by Berry Corp. to Mr. Smith upon the effectiveness of the Executive Chairman Agreement) upon a termination by Berry Corp. for reasons other than Cause or by Mr. Smith for Good Reason, and is being provided in lieu of (and not in addition to) such severance payment upon his resignation from the Chief Executive Officer and President positions; similarly, the potential Change in Control Payment reflects the additional amount that Mr. Smith would have been entitled to receive under his original employment agreement upon a termination by Berry Corp. for reasons other than Cause or by Mr. Smith for Good Reason in connection with a change in control of Berry Corp.

As a result of Mr. Smith’s transition to Executive Chair, the Board appointed Berry Corp.’s current Executive Vice President and Chief Operating Officer, Fernando Araujo, as Chief Executive Officer, effective January 1, 2023. The Company is eliminating the Chief Operating Officer position at that time. Mr. Araujo has served as Executive Vice President and Chief Operating Officer since joining Berry Corp. in September 2020. Mr. Araujo has more than 30 years of experience in the oil and gas industry. Prior to joining to Berry from August 2018 through September 2020, he was the Executive Director for Schlumberger Production Management (SPM), last responsible for world-wide E&P assets in 10 countries with a gross production of 280,000 BOED. From August 2000 to August 2018, Mr. Araujo worked for Apache Corporation in roles of increasing responsibility. In his last assignment with Apache, he served as the General Manager and Managing Director for Apache’s operating company in Egypt, Khalda Petroleum Co., one of the biggest oil producers in the country. From 2013 to 2017, Mr. Araujo worked with Apache in Calgary, last serving as Apache’s President and General Manager in Canada, focusing on the development of unconventional, conventional, and EOR fields in the Western Canadian Basin. In connection with his promotion to Chief Executive Officer, the Committee approved an amendment to Mr. Araujo’s employment agreement, effective January 1, 2023, to reflect the following: (i) a base salary of $525,000, (ii) an annual incentive cash compensation target bonus of 100% of his base salary and (iii) subject to the approval of the Committee at a later date and pursuant to Berry Corp.’s omnibus incentive plan, a 2023 annual equity grant in the expected target amount of 381% of his base salary.

There are no arrangements or understandings between Mr. Araujo and any other person pursuant to which he was named Chief Executive Officer. Mr. Araujo does not have any family relationship with any director or executive officer of Berry Corp. or any person nominated or chosen by Berry Corp. to become an executive officer. There are no transactions in which Mr. Araujo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Simultaneous with Mr. Smith’s transition from President, Berry Corp.’s current Executive Vice President, General Counsel and Corporate Secretary, Danielle Hunter, was promoted, effective January 1, 2023, to President with oversight of the financial, legal, human resources (HR) and health, safety and environmental (HSE) functions. Ms. Hunter has served as Executive Vice President, General Counsel and Corporate Secretary since joining Berry Corp. in January 2020. Prior to joining Berry Corp., Ms. Hunter most recently served as Executive Vice President, General Counsel, Corporate Secretary and Chief Risk and Compliance Officer at C&J Energy Services, Inc. (now known as NexTier Oilfield Solutions), a well construction, completions, and production services company, where she provided strategic counsel on a broad range of legal, business and operational matters for the company and its board of directors, including an IPO, multiple acquisitions, two transformative public company mergers, and a Chapter 11 restructuring. She served at C&J from June 2011 through November 2019. In connection with her promotion, the Committee approved an amendment to Ms. Hunter’s employment agreement, effective January 1, 2023, to reflect the following: (i) a base salary of $475,000, (ii) an annual incentive cash compensation target bonus of 100% of her base salary and (iii) subject to the approval of the Committee at a later date and pursuant to Berry Corp.’s omnibus incentive plan, a 2023 annual equity grant in the expected target amount of 284% of her base salary.

There are no arrangements or understandings between Ms. Hunter and any other person pursuant to which she was named President. Ms. Hunter does not have any family relationship with any director or executive officer of Berry Corp. or any person nominated or chosen by Berry Corp. to become an executive officer. There are no transactions in which Ms. Hunter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Additionally, the Board and Mr. Cary Baetz, Berry Corp.’s current Executive Vice President and Chief Financial Officer and member of the Board, mutually agreed that Mr. Baetz will step down from his role of Chief Financial Officer effective January 1, 2023. Concurrently, Mike Helm, Berry Corp.’s current Chief Accounting Officer, has been promoted to Vice President and Chief Financial Officer, effective January 1, 2023; he will also continue to serve as Berry Corp.’s Chief Accounting Officer. Mr. Baetz and Berry Corp. have agreed that Mr. Baetz will serve as a strategic advisor to Mr. Helm during a transition period commencing on January 1, 2023; Mr. Baetz will continue to serve on the Board during this time as well. Mr. Helm has served as Chief Accounting Officer of Berry Corp. since November 2017. Before joining Berry Corp., Mr. Helm had 27 years of experience in accounting and auditing, including 13 years at EY and 10 years at companies in the oil and gas industry. From September 2014 to September 2017, Mr. Helm was Vice President and Controller at California Resources Corporation, where he was responsible for numerous functional processes and groups including Corporate Accounting and Consolidation, External and Internal Financial Reporting, Technical Accounting, Payroll, Marketing Accounting and Marketing Control Group. Mr. Helm completed a Bachelor of Arts in Economics - Business at the University of California, Los Angeles. The Committee approved an amendment to Mr. Helm’s employment agreement, effective January 1, 2023, to reflect the following: (i) a base salary of $375,000, (ii) an annual incentive cash compensation target bonus of 80% of his base salary, (iii) subject to the approval of the Committee at a later date and pursuant to Berry Corp.’s omnibus incentive plan, a 2023 annual equity grant in the expected target amount of 120% of his base salary, and (iv) in the event that any payments made pursuant to Mr. Helm’s employment agreement are subject to California state income tax, he will receive an additional payment such that the net amount retained by Mr. Helm from such original payment, after deduction of any California state income tax on the original payment amount, and any Federal, state and local income and employment taxes on the additional payment, equals the gross value of the original payment.

There are no arrangements or understandings between Mr. Helm and any other person pursuant to which he was named Vice President and Chief Financial Officer. Mr. Helm does not have any family relationship with any director or executive officer of Berry Corp. or any person nominated or chosen by Berry Corp. to become an executive officer. There are no transactions in which Mr. Helm has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Copies of the agreements entered into with each of Mr. Smith, Mr. Araujo, Ms. Hunter and Mr. Helm are filed herewith as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The descriptions of the material terms of such agreements contained herein are qualified in their entirety by reference to the full text of such agreements.

Item 7.01	Regulation FD Disclosure.

On November 29, 2022, Berry Corp. issued a press release announcing the evolution of its executive team, the promotion of three executives and the transition of its Chief Executive Officer to Executive Chair of the Board. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being “furnished” and shall not be deemed to be “filed” by Berry Corp. for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
Exhibits.

Exhibit No.	Description

10.1†	Executive Chair Agreement by and between Berry Petroleum Company, LLC and Arthur “Trem” Smith, effective January 1, 2023.
10.2†	Amended and Restated Employment Agreement by and between Berry Petroleum Company, LLC and Fernando Araujo, effective January 1, 2023.
10.3†	Second Amended and Restated Executive Employment Agreement by and between Berry Petroleum Company, LLC and Danielle Hunter, effective January 1, 2023.
10.4†	Amended and Restated Employment Agreement by and between Berry Petroleum Company, LLC and Mike Helm, effective January 1, 2023.
99.1	Press release titled “Berry Corporation Announces its new leadership Team, Reinforces Focus on Shareholder Return Maximization,” dated November 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

__________
(†) Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2022

Berry Corporation (bry)

By:	/s/ Danielle Hunter
Danielle Hunter
Executive Vice President, General Counsel and Corporate Secretary